                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



                Date of Report (Date of Earliest Event Reported)
                                   MAY 3, 1999



                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                          1-11656                       42-1283895
(State or other                  (Commission File               (I.R.S. Employer
jurisdiction of                      Number)                         Number)
Identification
incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code: (312) 960-5000



                                      N/A
         (Former name or former address, if changed since last report.)

Item 5.   Other Events.

Ala Moana Center

As of May 3, 1999, the Company entered into a definitive purchase agreement to acquire Ala Moana Center in Honolulu, Hawaii from D/E Hawaii Joint Venture, a general partnership consisting of Hawaii Central Development, Inc. and Daiei Hawaii Investments, Inc. In addition to the Ala Moana Center, the Company also agreed to acquire three adjoining office buildings and a retail/office complex. The properties comprise approximately 2.25 million square feet of total gross leasable area. Ala Moana Center, the largest open-air shopping center in the world, contains approximately 1.8 million square feet of the total gross leasable area and includes Neiman Marcus, Liberty House, Sears and JCPenney as anchor tenants. The Company has managed the Ala Moana Center for more than ten years.

         The total acquisition price will be $810 million, and closing is expected on or before July 30, 1999. At closing, the Company will receive an adjustment equal to the remaining cost to complete expansion and other work that is currently in progress.

         The Company currently expects to obtain a new first mortgage loan in the amount of approximately $500 million to fund a majority of the purchase price and to use a portion of the net proceeds from a public offering of 10,000,000 shares of common stock to fund the balance. The Company is discussing with an institutional investor a new joint venture to own the property and may discuss a joint venture of this kind with additional institutional investors. The terms of any joint venture, and the Company's interest in any joint venture, have not been determined, and the Company may not be successful in forming the joint venture.

Extension of the Maturity of Certain Indebtedness

         On July 1, 1999, Lehman Brothers Holdings Inc. and certain of its affiliates extended from July 1, 1999 to October 1, 1999 the maturity date of approximately $833 million of indebtedness of certain affiliates of the Company. The Company's affiliates expect to enter into one or more transactions pursuant to which this debt will be refinanced in whole or in part through the issuance of commercial mortgage-backed securities or other debt or equity securities. In connection with the extension, the Operating Partnership guaranteed the repayment of $200 million of the debt. The Company also agreed to issue up to 5,000,000 shares of common stock to affiliates of Lehman as additional collateral if the indebtedness is not paid in full by October 1, 1999 and upon other events of default.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Listed below are the financial statements, pro forma financial information and exhibits filed as a part of this report:

     (a) Financial Statements of Businesses acquired and to be acquired.

     The financial statements of The Crossroads Mall and the Ala Moana Properties as listed in the accompanying Index to Financial Statements and Pro Forma Financial Information are filed as part of this Current Report on Form 8-K.

     (b) Pro Forma Financial Information.

     The pro forma financial information of General Growth Properties, Inc. listed in the accompanying Index to Financial Statements and Pro Forma Financial Information is filed as part of this Current Report on Form 8-K.

     (c)  Exhibits.

     See Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL GROWTH PROPERTIES, INC.



                                 By:  /s/ Bernard Freibaum
                                    ---------------------------------
                                    Bernard Freibaum
                                    Executive Vice President and
                                    Chief Financial Officer


Date:  July 12, 1999

                                 EXHIBIT INDEX

Exhibit                                                      Page
Number                      Name                             Number

2.1 Purchase and Sale Agreement, dated as of May 3, 1999, among D/E Hawaii Joint Venture, GGP Limited Partnership and General Growth Properties, Inc.*

3.1 Amendment to Second Amended and Restated Certificate of Incorporation of General Growth Properties, Inc. filed on May 17, 1999.

3.2 Amendment to Certificate of Designations, Preferences and Rights of 7.25% Preferred Income Equity Redeemable Stock, Series A of General Growth Properties, Inc. filed on May 17, 1999.

23.1          Consent of Deloitte and Touche LLP



* In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to this agreement and the related disclosure schedules have not been filed. The Company agrees to furnish supplementally a copy of any such omitted exhibit or disclosure schedule to the Securities and Exchange Commission upon request.

                       INDEX TO FINANCIAL STATEMENTS AND
                        PRO FORMA FINANCIAL INFORMATION

     The following financial information is presented in accordance with Rule 3-14 of Regulation S-X of the SEC. Accordingly, the historical information has been presented, and audited as applicable, only for the respective properties' most recent fiscal year since (a) the transactions in which the properties were acquired or are to be acquired were not and are not with related parties and (b) the Company, after reasonable inquiry, is not aware of any material factors related to the properties not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In addition, as the properties are or will be directly or indirectly owned by entities that elect to be treated as REITs for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

THE CROSSROADS MALL

Statement of Revenues and Certain Expenses for the Year
  Ended December 31, 1998 (Unaudited).......................   F-2

ALA MOANA PROPERTIES

Independent Auditors' Report................................   F-3
Combined Statements of Revenues and Certain Expenses for the
  Year Ended December 31, 1998 and for the Three Months
  Ended March 31, 1999 (Unaudited)..........................   F-4
Notes to Combined Statements of Revenues and Certain
  Expenses..................................................   F-5

GENERAL GROWTH PROPERTIES, INC.

Pro Forma Condensed Consolidated Statement of Operations for
  the Year Ended December 31, 1998 (Unaudited)..............   F-7
Notes to Pro Forma Condensed Consolidated Statement of
  Operations for the Year Ended December 31, 1998
  (Unaudited)...............................................   F-8
Pro Forma Condensed Consolidated Statement of Operations for
  the Three Months Ended March 31, 1999 (Unaudited).........  F-11
Notes to Pro Forma Condensed Consolidated Statement of
  Operations for the Three Months Ended March 31, 1999
  (Unaudited)...............................................  F-12
Pro Forma Condensed Consolidated Balance Sheet as of March
  31, 1999 (Unaudited)......................................  F-14
Notes to Pro Forma Condensed Consolidated Balance Sheet as
  of March 31, 1999 (Unaudited).............................  F-15

                             THE CROSSROADS MALL

                  STATEMENT OF REVENUES AND CERTAIN EXPENSES
                     (DOLLARS IN THOUSANDS -- UNAUDITED)

     The Statement of Revenues and Certain Expenses, as shown below, presents the summarized results of operations of The Crossroads Mall for the year ended December 31, 1998. On January 11, 1999, the Company acquired 100% of The Crossroads Mall, a one-level enclosed mall shopping center located in Kalamazoo, Michigan with approximately 765,500 square feet of gross leasable area. The Crossroads Mall, which opened in 1980 and underwent extensive remodeling between 1992 and 1998, is anchored by Hudson's, Mervyn's, JCPenney and Sears.

                                                                   YEAR ENDED
                                                                DECEMBER 31, 1998
                                                                -----------------
Revenues:
  Rental income.............................................         $5,233
  Percentage rent...........................................            710
  Tenant recoveries and other charges.......................          3,029
                                                                     ------
                                                                      8,972
Expenses:
  Real estate taxes.........................................            572
  Property operating expenses...............................          2,036
                                                                     ------
                                                                      2,608
                                                                     ------
  Revenues in excess of certain expenses....................         $6,364
                                                                     ======

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of General Growth Properties, Inc.:

     We have audited the accompanying combined statement of revenues and certain expenses of the Ala Moana Properties (the "Properties") for the year ended December 31, 1998. This financial statement is the responsibility of the Properties' management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement of revenues and certain expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement of revenues and certain expenses. We believe that our audit provides a reasonable basis for our opinion.

     The combined statement of revenues and certain expenses was prepared for purposes of complying with certain rules and regulations of the Securities and Exchange Commission, as described in Note 2 to the combined statements of revenues and certain expenses, and is not intended to be a complete presentation of the combined revenues and expenses of the Properties.

     In our opinion, the combined statement of revenues and certain expenses presents fairly, in all material respects, the combined revenues and certain expenses of the Properties for the year ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          DELOITTE & TOUCHE LLP

Honolulu, Hawaii
June 25, 1999

                              ALA MOANA PROPERTIES

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                        YEAR ENDED DECEMBER 31, 1998 AND
                 THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)

                                                                             THREE MONTHS
                                                                                ENDED
                                                              YEAR ENDED       3/31/99
                                                               12/31/98      (UNAUDITED)
                                                              -----------    ------------
REVENUES:
Minimum rent................................................  $57,582,560    $13,990,914
Percentage rent.............................................   11,354,437      3,221,491
Common area recoveries......................................   15,788,809      4,025,872
Other income................................................    5,550,435      1,858,616
                                                              -----------    -----------
                                                               90,276,241     23,096,893
                                                              ===========    ===========
CERTAIN EXPENSES:
  Cost of commercial property operations....................   19,766,643      4,671,804
  Property taxes............................................    6,407,716      1,713,941
                                                              -----------    -----------
          Total certain expenses............................   26,174,359      6,385,745
                                                              -----------    -----------
REVENUES IN EXCESS OF CERTAIN EXPENSES......................  $64,101,882    $16,711,148
                                                              ===========    ===========

       See notes to combined statements of revenues and certain expenses.

                              ALA MOANA PROPERTIES

         NOTES TO COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                        YEAR ENDED DECEMBER 31, 1998 AND
                 THREE MONTHS ENDED MARCH 31, 1999 (UNAUDITED)

1. BUSINESS:

     The combined statements of revenues and certain expenses include the operations of Ala Moana Properties ("the Properties"), which includes Ala Moana Center (a shopping center) and Ala Moana Building, Ala Moana Pacific Center and Ala Moana Plaza (all office buildings) and Kapiolani Properties (retail/office complex). The Properties are all located in Honolulu, Hawaii and are owned by D/E Hawaii Joint Venture, a Hawaii general partnership.

     On May 3, 1999, D/E Hawaii Joint Venture entered into a Purchase and Sale Agreement with GGP Limited Partnership, a Delaware limited partnership, and General Growth Properties, Inc. a Delaware corporation. Under the Agreement, GGP Limited Partnership, as the purchaser, and General Growth Properties, Inc., as the general partner, agreed to purchase the Properties for a cash amount stated in the Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Basis of Presentation -- The accounts of each property are combined in the statements of revenues and certain expenses. The combined statements of revenues and certain expenses are not representative of the actual operations for the periods presented as certain amounts that may not be comparable to the income and expenses expected to be incurred in the future operations of the Properties have been excluded in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Amounts excluded consist of loss on replacement of assets, interest expense, depreciation, amortization, corporate expenses and other costs not directly related to the future operations of the properties.

     Revenue Recognition -- Minimum rent revenues are recognized on a straight-line basis over the terms of the related leases. Percentage rent revenues are recognized on an accrual basis. Recoveries from tenants for shopping center and office building operating expenses are recognized in the period the applicable costs are incurred.

     Cost of Commercial Property Operations -- Cost of commercial property operations consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning, and other administrative expenses.

     Use of estimates -- The preparation of the combined statements of revenues and certain expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Unaudited Information -- The combined financial statement for the three-month period ended March 31, 1999 is unaudited. In the opinion of management, all significant adjustments of a normal recurring nature considered necessary for a fair presentation have been included.

3. LEASE COMMITMENTS:

     The Properties have, as lessor, non-cancelable operating leases with tenants for retail and commercial office space and, as lessee, a ground lease for a portion of the parcel underlying one of the office buildings and a lease for equipment.

                              ALA MOANA PROPERTIES

                    NOTES TO COMBINED STATEMENTS OF REVENUES
                      AND CERTAIN EXPENSES -- (CONTINUED)

     At December 31, 1998, aggregate minimum rental income and expense under noncancelable operating leases having an initial term of more than one year were as follows:

                                                               RENTAL         RENTAL
YEAR ENDING DECEMBER 31                                        INCOME        EXPENSE
-----------------------                                     ------------    ----------
1999......................................................  $ 45,685,000    $  387,000
2000......................................................    39,595,000       245,000
2001......................................................    36,853,000       245,000
2002......................................................    33,913,000       245,000
2003......................................................    30,408,000       245,000
Thereafter................................................    69,952,000     3,833,000
                                                            ------------    ----------
          Total...........................................  $256,406,000    $5,200,000
                                                            ============    ==========

                        GENERAL GROWTH PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA -- UNAUDITED)

                                 HISTORICAL                       1998                                    OTHER
                                   FISCAL          1998         PRO FORMA      FISCAL     ALA MOANA        1999
                                  1998(1)      ACQUISITIONS    ADJUSTMENTS      1998       CENTER      ACQUISITIONS
                                 ----------    ------------    -----------    --------    ---------    ------------
Total revenues.................   $426,576       $87,525        $       0     $514,101     $90,276       $ 8,972
Expenses:
 Property operating............    147,496        31,704                0      179,200      26,174         2,608
 Management fees...............      4,288           502              237 (a)    5,027           0             0
 Depreciation and
   amortization................     75,227             0           17,180 (b)   92,407           0             0
                                  --------       -------        ---------     --------     -------       -------
Total Expenses.................    227,011        32,206           17,417      276,634      26,174         2,608
                                  --------       -------        ---------     --------     -------       -------
Operating Income...............    199,565        55,319          (17,417)     237,467      64,102         6,364
 Interest expense, net.........   (109,840)            0          (38,766)(c) (148,606)          0             0
 Equity in net income/(loss)
   unconsolidated affiliates:
 GGP/Homart, Inc...............     17,865             0                0       17,865           0         5,512
 Property Joint Ventures.......      9,837           (69)               0        9,768           0             0
 General Growth Management,
   Inc.........................    (16,635)        1,697(e)             0      (14,938)          0             0
                                  --------       -------        ---------     --------     -------       -------
Income before minority
 interest......................    100,792        56,947          (56,183)     101,556      64,102        11,876
Minority interest in Operating
 Partnership...................    (29,794)            0              164 (d)  (29,630)          0             0
                                  --------       -------        ---------     --------     -------       -------
Net income.....................     70,998        56,947          (56,019)      71,926      64,102        11,876
                                  --------       -------        ---------     --------     -------       -------
Convertible preferred stock
 dividends (2).................    (13,433)            0          (11,036)     (24,469)          0             0
                                  --------       -------        ---------     --------     -------       -------
Net income available to common
 stockholders..................   $ 57,565       $56,947        $ (67,055)    $ 47,457     $64,102       $11,876
                                  ========       =======        =========     ========     =======       =======
 Weighted average shares
   outstanding -- basic........
 Weighted average shares
   outstanding -- diluted......
 Earnings per share -- basic...
 Earnings per
   share -- diluted............

                                                   TOTAL
                                  PRO FORMA      PRO FORMA
                                 ADJUSTMENTS     COMBINED
                                 -----------    -----------
Total revenues.................  $        0     $   613,349
Expenses:
 Property operating............           0         207,982
 Management fees...............         200 (a)       5,227
 Depreciation and
   amortization................      19,755 (b)     112,162
                                 ----------     -----------
Total Expenses.................      19,955         325,371
                                 ----------     -----------
Operating Income...............     (19,955)        287,978
 Interest expense, net.........     (34,918)(c)    (183,524)
 Equity in net income/(loss)
   unconsolidated affiliates:
 GGP/Homart, Inc...............           0          23,377
 Property Joint Ventures.......           0           9,768
 General Growth Management,
   Inc.........................           0         (14,938)
                                 ----------     -----------
Income before minority
 interest......................     (54,873)        122,661
Minority interest in Operating
 Partnership...................      (1,913)(d)     (31,543)
                                 ----------     -----------
Net income.....................     (56,786)         91,118
                                 ----------     -----------
Convertible preferred stock
 dividends (2).................           0         (24,469)
                                 ----------     -----------
Net income available to common
 stockholders..................  $  (56,786)    $    66,649
                                 ==========     ===========
 Weighted average shares
   outstanding -- basic........                  47,741,476(f)
 Weighted average shares
   outstanding -- diluted......                  47,933,023(f)
 Earnings per share -- basic...                 $      1.40
 Earnings per
   share -- diluted............                 $      1.39

---------------

(1) Amounts are from the statements and footnotes included in the Company's Form 10-K for the year ended December 31, 1998 except that the non-recurring gain on sale and the extraordinary items are excluded.

(2) Pro forma earnings have been reduced by the pro forma dividends on the 7.25% Convertible Preferred Stock.

     The accompanying notes are an integral part of the Pro Forma Condensed
                     Consolidated Statement of Operations.

   For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

NOTE 1  PRO FORMA BASIS OF PRESENTATION

     This unaudited pro forma condensed consolidated statement of operations is presented as if (i) the acquisitions made in 1998 (Southwest Plaza, Northbrook Court, Coastland Mall, the MEPC Portfolio, the USPPI Portfolio, Altamonte Mall, Spring Hill Mall, Pierre Bossier Mall and Mall St. Vincent), (ii) the acquisitions made and to be made in 1999 (Ala Moana Properties and the "Other 1999 Acquisitions", which are The Crossroads Mall and the additional interest in GGP/Homart due to the exchange of interests for common stock) and (iii) the Company's use of the net proceeds of the offering of Depositary Shares in 1998 and a majority of the approximately $332,225 of net proceeds from a public offering of 10,000,000 shares of common stock to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gains on sale and extraordinary items and the historical information of each of the above-mentioned assets for the year ended December 31, 1998. This unaudited pro forma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1998 nor does it purport to represent the results of operations for future periods.

NOTE 2  ACQUISITIONS AND OTHER PRO FORMA TRANSACTIONS

     On April 2, 1998, the Company acquired Southwest Plaza located in Denver, Colorado. On May 8, 1998, the Company completed the acquisition of Northbrook Court Shopping Center located in Northbrook (Chicago), Illinois. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximately $261,000, including approximately $149,000 of assumed debt.

     On June 2, 1998, the Company acquired the U.S. retail property portfolio (the "MEPC Portfolio") of MEPC plc, a United Kingdom based real estate company ("MEPC"), through the purchase of the stock of the three U.S. subsidiaries of MEPC ("MEPC U.S. Subsidiaries") that directly or indirectly owned the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments for tenant allowances, construction costs, MEPC U.S. Subsidiary liabilities and other items). The Company borrowed approximately $830,000 to finance the purchase price for the stock, which was paid in cash at closing. The MEPC Portfolio consists of eight enclosed mall shopping centers:
Apache Mall in Rochester, Minnesota; The Boulevard Mall in Las Vegas, Nevada; Cumberland Mall in Atlanta, Georgia; McCreless Mall in San Antonio, Texas; Northridge Fashion Center in Northridge (Los Angeles), California; Regency Square Mall in Jacksonville, Florida; Riverlands Shopping Center in LaPlace, Louisiana and Valley Plaza Mall in Bakersfield, California.

     On July 21, 1998, the Company acquired Altamonte Mall in Altamonte Springs (Orlando), Florida. The aggregate consideration paid for the Altamonte Mall was $169,000 (subject to prorations and certain adjustments), part of which was paid by the payoff of approximately $24,000 of indebtedness assumed at acquisition from cash funded from the Company's line of credit facility and the balance of which was paid by the issuance of 3,683,143 redeemable units of limited partnership interest ("Units") in the Operating Partnership.

     On July 23, 1998, effective as of June 30, 1998, GGP Ivanhoe III acquired the U.S. Prime Property, Inc. ("USPPI") portfolio through a merger of a wholly-owned subsidiary of GGP Ivanhoe III into USPPI. The common stock of GGP Ivanhoe III, which will elect to be taxed as a REIT, is owned 51% by the Company and 49% by a joint venture partner. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon as well as

                        GENERAL GROWTH PROPERTIES, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

credits for tenant allowances, construction costs, commissions, due diligence items and certain miscellaneous items). The acquisition was financed with a $392,000 interim loan, which became due July 1, 1999 (subsequently extended to October 1, 1999), and capital contributions from the Company and the joint venture partner in proportion to their respective stock ownership. Pursuant to the GGP Ivanhoe III stockholders' agreement, the Company has contributed approximately $91,290 to GGP Ivanhoe III (less certain interest and other credits). The Company's capital contributions were funded primarily from proceeds from the Company's line of credit facility. The properties acquired include: Landmark Mall in Alexandria, Virginia; Mayfair Mall and adjacent office buildings in Wauwatosa (Milwaukee), Wisconsin; Meadows Mall in Las Vegas, Nevada; Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and Park City Center in Lancaster, Pennsylvania.

     On September 3, 1998, the Company acquired Pierre Bossier Mall in Bossier City (Shreveport), Louisiana. The aggregate consideration paid for the Pierre Bossier Mall was approximately $52,700 (subject to prorations and certain adjustments) which was paid in the form of approximately $10,000 in cash (funded from the Company's line of credit facility), a new mortgage loan (obtained from an independent third party) of approximately $42,000 and the assumption of approximately $700 of existing debt. The Company had previously loaned the sellers approximately $50,000 in early 1998 and received an option to buy the property. In conjunction with the closing of the sale, the loan was fully repaid.

     On September 15, 1998, the Company acquired Spring Hill Mall in West Dundee (Chicago), Illinois. The aggregate consideration paid by the Company was approximately $124,000 (subject to prorations and certain adjustments) which was paid in the form of approximately $32,000 in cash (through the Company's line of credit facility) and a new ten year fixed rate $92,000 mortgage.

     On September 18, 1998, the Company acquired Coastland Center in Naples, Florida, for approximately $114,500 in cash (subject to prorations and certain adjustments). The aggregate consideration paid was borrowed under the Company's line of credit facility.

     On October 21, 1998, the Company acquired Mall St. Vincent in Shreveport, Louisiana. The aggregate consideration paid for Mall St. Vincent was $26,400 (subject to prorations and certain adjustments) which was paid by issuing 200,052 redeemable Units in the Operating Partnership (of which 88,871 were immediately redeemed for cash (funded by the Company's line of credit facility) upon demand of the holders of such Units) and by assuming approximately $19,200 of debt.

     On January 11, 1999, the Company acquired a 100% ownership interest in the Crossroads Mall in Kalamazoo, Michigan. The aggregate purchase price was approximately $68,000 (subject to prorations and certain adjustments), which was funded primarily from a new $45,000 mortgage loan.

     On May 3, 1999, the Company entered into a definitive purchase agreement to acquire Ala Moana Center in Honolulu, Hawaii. The closing of the transaction, which is subject to the completion of certain closing conditions, is expected to occur on or before July 30, 1999. The total acquisition price is $810,000 (less certain closing adjustments, including a credit for the cost to complete an ongoing expansion project), and is expected to be funded from a new first mortgage loan of approximately $500,000 and the majority of the proceeds from the Company's sale of 10,000,000 shares of common stock. Any excess proceeds from the sale of such stock will be applied to reduce outstanding loans.

     During 1999, the Company received notices from three of the institutional investors in GGP/Homart (holding an approximate 11.08% total interest in GGP/Homart) that they desired to exercise the exchange rights available to them under the GGP/Homart stockholders' agreement. The Company satisfied the exercise of such exchange rights by issuing 2,603,291 shares of Common Stock, thereby increasing its ownership interest in GGP/Homart from approximately 38.2% in 1998 to 50% in 1999.

                        GENERAL GROWTH PROPERTIES, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

NOTE 3  PRO FORMA ADJUSTMENTS

  (A) MANAGEMENT FEES

     The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

  (B) DEPRECIATION AND AMORTIZATION

     Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1998 to the dates of acquisition for the 1998 acquisitions and for the entire year of 1998 for the acquisitions made or to be made in 1999.

  (C) INTEREST EXPENSE

     Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the 1998 acquisitions described above, the Company assumed $69,000 of mortgage debt bearing interest at the weighted average rate of 8.64%. The Company also issued approximately $1,137,400 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowings was calculated using a weighted average interest rate of 6.64%. In connection with the 1999 acquisitions and common stock issuance, the Company issued approximately $522,000 of net secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowing was calculated using a weighted average interest rate of 6.59%.

  (D) MINORITY INTEREST

     The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

  (E) EQUITY IN GENERAL GROWTH MANAGEMENT, INC.

     Reflects the increase in General Growth Management, Inc. net income for management fees as the USPPI Portfolio was acquired with a joint venture partner.

  (F) WEIGHTED AVERAGE SHARES

     The pro forma weighted average shares outstanding has been adjusted to reflect the additional shares of stock outstanding due to the conversion of the interest of the investors in GGP/Homart and the 10,000,000 shares of stock to be issued in the offering made by this prospectus supplement (assuming no exercise of the underwriter's over-allotment option).

                        GENERAL GROWTH PROPERTIES, INC.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
           (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA -- UNAUDITED)

                                   HISTORICAL
                                 GENERAL GROWTH                  OTHER                         TOTAL
                                  PROPERTIES,     ALA MOANA       1999        PRO FORMA      PRO FORMA
                                    INC.(1)        CENTER     ACQUISITIONS   ADJUSTMENTS      COMBINED
                                 --------------   ---------   ------------   -----------     ----------
Total revenues.................    $  134,260      $23,097        $267       $        0      $  157,624
Expenses:
     Property operating........        45,523        6,386          83                0          51,992
     Management fees...........         1,300            0           0                25(a)       1,325
     Depreciation and
       amortization............        25,015            0           0             4,540(b)      29,555
                                   ----------      -------        ----       ----------      ----------
          Total Expenses.......        71,838        6,386          83            4,565          82,872
                                   ----------      -------        ----       ----------      ----------
Operating Income...............        62,422       16,711         184           (4,565)         74,752
     Interest expense, net.....       (39,087)           0           0           (9,519)(c)     (48,606)
Equity in unconsolidated
  affiliates:
     GGP/Homart, Inc...........         3,492            0         694                0           4,186
     Joint Venture
       Properties..............         3,574            0           0                0           3,574
     General Growth Management,
       Inc.....................        (2,856)           0           0                0          (2,856)
                                   ----------      -------        ----       ----------      ----------
Income before minority
  interest.....................        27,545       16,711         878          (14,084)         31,050
Minority interest in Operating
  Partnership..................        (4,216)           0           0           (2,703)(d)      (6,919)
                                   ----------      -------        ----       ----------      ----------
Net income.....................        23,329       16,711         878          (16,787)         24,131
Convertible preferred stock
  dividends....................        (6,117)           0           0                0          (6,117)
                                   ----------      -------        ----       ----------      ----------
Net income available to common
  stockholders.................    $   17,212      $16,711        $878       $  (16,787)     $   18,014
                                   ==========      =======        ====       ==========      ==========
Weighted average shares
  outstanding -- basic.........    40,054,780                                11,551,109(e)   51,605,884
Weighted average shares
  outstanding -- diluted.......    40,252,453                                11,551,109(e)   51,803,562
Earnings per share -- basic....                                                              $     0.35
Earnings per
  share -- diluted.............                                                              $     0.35

---------------
(1) Amounts are from the statements included in the Company's Form 10-Q for the three months ended March 31, 1999 except that extraordinary items are excluded.

     The accompanying notes are an integral part of the Pro Forma Condensed
                     Consolidated Statement of Operations.

   For alphabetical references, please refer to Note 3-Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

NOTE 1 PRO FORMA BASIS OF PRESENTATION

     This unaudited pro forma condensed consolidated statement of operations is presented as if (i) the acquisitions made and to be made in 1999 (Ala Moana Properties and the "Other 1999 Acquisitions," which are The Crossroads Mall and the additional interest in GGP/Homart due to the exchange of interests for common stock) and (ii) the Company's use of a majority of the approximately $322,225 of net proceeds from a public offering of 10,000,000 shares of common stock to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1999. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding extraordinary items and the historical information of each of the above-mentioned entities for the three months ended March 31, 1999. This unaudited pro forma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1999 nor does it purport to represent the results of operations for future periods.

NOTE 2 ACQUISITIONS AND OTHER PRO FORMA TRANSACTIONS

     On January 11, 1999, the Company acquired a 100% ownership interest in the Crossroads Mall in Kalamazoo, Michigan. The aggregate purchase price was approximately $68,000 (subject to prorations and certain adjustments), which was funded primarily from a new $45,000 mortgage loan.

     On May 3, 1999, the Company entered into a definitive purchase agreement to acquire Ala Moana Center in Honolulu, Hawaii. The closing of the transaction, which is subject to the completion of certain closing conditions, is expected to occur on or before July 30, 1999. The total acquisition price is $810,000 (less certain closing adjustments, including a credit for the cost to complete an ongoing expansion project), and is expected to be funded from a new first mortgage loan of approximately $500,000 and a majority of the proceeds from the Company's sale of 10,000,000 shares of common stock. Any excess proceeds from the sale of such stock will be applied to reduce outstanding loans.

     During 1999, the Company received notices from two of the institutional investors in GGP/Homart (holding an approximate 7.1% total interest in GGP/Homart) that they desired to exercise the exchange rights available to them under the GGP/Homart stockholders' agreement. The Company satisfied the exercise of such exchange rights by issuing 1,551,109 shares of Common Stock, thereby increasing its ownership interest in GGP/Homart from approximately 43% in 1998 to 50% in 1999.

NOTE 3 PRO FORMA ADJUSTMENTS

  (A) MANAGEMENT FEES

     The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

  (B) DEPRECIATION AND AMORTIZATION

     Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1999 to the dates of acquisition for the acquisitions made or to be made in 1999.

                        GENERAL GROWTH PROPERTIES, INC.

                   NOTES TO PRO FORMA CONDENSED CONSOLIDATED
                     STATEMENT OF OPERATIONS -- (CONTINUED)
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

  (C) INTEREST EXPENSE

     Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the 1999 acquisitions and common stock issuance, the Company issued approximately $522,000 of net secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowing was calculated using a weighted average interest rate of 6.59%.

  (D) MINORITY INTEREST

     The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

  (E) WEIGHTED AVERAGE SHARES

     The pro forma weighted average shares outstanding has been adjusted to reflect the additional shares of stock outstanding due to the conversion of the interest of the investors in GGP/Homart and the 10,000,000 shares of stock to be issued in the offering made by this prospectus supplement (assuming no exercise of the underwriter's over-allotment option).

                        GENERAL GROWTH PROPERTIES, INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

                                                         HISTORICAL
                                                       GENERAL GROWTH                     TOTAL
                                                        PROPERTIES,       PRO FORMA     PRO FORMA
                                                          INC.(1)        ADJUSTMENTS     COMBINED
                                                       --------------    -----------    ----------
                                              ASSETS
Investment in real estate
  Land...............................................    $  372,434       $ 81,000(a)   $  453,434
  Buildings and equipment............................     3,317,050        729,000(a)    4,046,050
  Less accumulated depreciation......................      (326,242)            --        (326,242)
  Developments in progress...........................       101,709             --         101,709
                                                         ----------       --------      ----------
     Net property and equipment......................     3,464,951        810,000       4,274,951
  Investment in Unconsol R. E. Ventures..............       409,980         57,595         467,575
                                                         ----------       --------      ----------
     Net investment in real estate...................     3,874,931        867,595       4,742,526
Cash and cash equivalents............................        14,540             --          14,540
Tenant accounts receivable, net......................        74,012             --          74,012
Deferred expenses, net...............................        71,880             --          71,880
Investment in and note receivable from GGMI..........        90,887             --          90,887
Prepaid expenses and other assets....................        13,072             --          13,072
                                                         ----------       --------      ----------
                                                         $4,139,322       $867,595      $5,006,917
                                                         ==========       ========      ==========

                               LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage notes and other debt payable................    $2,753,373       $477,775(b)   $3,231,148
Distributions payable................................        34,965             --          34,965
Accounts payable and accrued expenses................       110,136             --         110,136
                                                         ----------       --------      ----------
          Total Liabilities..........................     2,898,474        477,775       3,376,249
                                                         ----------       --------      ----------
Minority interest in Operating Partnership...........       299,832         58,764(c)      358,596
                                                         ----------       --------      ----------
Commitments and contingencies
 Convertible preferred stock.........................       337,500             --         337,500
Stockholders' equity
  Common stock.......................................         4,010          1,155           5,165
  Additional paid-in capital.........................       871,553        329,207       1,200,760
  Retained earnings (deficit)........................      (268,883)           694        (268,189)
  Notes Receivable-Common Stock Purchase.............        (3,164)            --          (3,164)
                                                         ----------       --------      ----------
          Total stockholders' equity.................       603,516        331,056(d)      934,572
                                                         ----------       --------      ----------
          Total Liabilities and Equity...............    $4,139,322       $867,595      $5,006,917
                                                         ==========       ========      ==========

---------------
(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended March 31, 1999.

     The accompanying notes are an integral part of the Pro Forma Condensed
                          Consolidated Balance Sheet.

   For alphabetical references please refer to Note 2-Pro Forma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

            NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999
                      (DOLLARS IN THOUSANDS -- UNAUDITED)

NOTE 1  PRO FORMA BASIS OF PRESENTATION

     This unaudited pro forma condensed consolidated balance sheet is presented as if (i) the acquisitions made and to be made in 1999 (Ala Moana Properties and the additional interest in GGP/Homart due to the exchange of interests for common stock) and (ii) the Company's use of the net proceeds of the offering of common stock made by this prospectus supplement to fund the acquisitions and to repay indebtedness, had all occurred on March 31, 1999. In management's opinion, all adjustments necessary to reflect these transactions have been included.

NOTE 2  PRO FORMA ADJUSTMENTS

(A) INVESTMENT IN REAL ESTATE

     Asset additions for Ala Moana Center are as follows:

Land........................................................    $ 81,000
Buildings and equipment.....................................     729,000
                                                                --------
                                                                $810,000
                                                                ========

(B) MORTGAGE NOTES PAYABLE

     Debt incurred is assumed to be as follows:

Ala Moana Center............................................    $500,000
Debt paydown due to common stock offering...................     (22,225)
                                                                --------
                                                                $477,775
                                                                ========

(C) MINORITY INTEREST

Adjustment to minority interest as determined by the
  relationship of the units to common shares at March 31,
  1999......................................................    $58,764

(D) STOCKHOLDERS' EQUITY

Adjustment to stockholders' equity as determined by the
  relationship of the units to common shares at March 31,
  1999......................................................    $(58,764)
Common stock issued by the Company to fund the Ala Moana
  acquisition, net of offering costs........................     332,225
Common stock issued to increase investment in GGP/Homart....      56,901
Increase in equity in GGP/Homart earnings...................         694
                                                                --------
                                                                $331,056
                                                                ========